NEWS FOR IMMEDIATE RELEASE

October 22, 2013                                                                                   For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces 20% Increase in Third Quarter Net Income

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced an increase in earnings per share and related net income for the three and nine month periods ended September 30, 2013.

Diluted earnings per share for the nine month period ended September 30, 2013 were up 20.3% to $1.66 compared to $1.38 for the same period last year, while net income for the 2013 nine month period was $48.6 million compared to $36.9 million for 2012, representing an increase of 31.7%.  For the third quarter of 2013, diluted earnings per share totaled $0.53 compared to $0.48 for the third quarter of last year, representing an increase of 10.4%, while net income for the 2013 third quarter totaled $15.5 million compared to $12.9 million for 2012, representing an increase of 20.4%. The increased net income improved the return on average assets to 1.07% from 0.89% in the first nine months of last year, and the return on average tangible equity (non-GAAP measure) increased to 16.35% from 13.87%. The 2013 results include the effect of the late 2012 acquisition of Fidelity Bancorp, Inc., Pittsburgh, PA (“ Fidelity”).

Mr. Limbert commented, “The third quarter results reflect a continued ability to pass through to our shareholders increased dividends due to the improvement in profitability through growth from the acquisition and from our ability to increase net revenues.  Loan growth over the last two quarters combined with strategies to reduce funding costs have continued to enhance net interest income. Trust fees, securities brokerage revenue and other components of non-interest income continued to improve.  The provision for credit losses remains significantly lower than the provisions recorded in recent years.  Our shareholders have again benefited from these positive results as the dividend was raised to $0.20 per share in August, the second increase in 2013.”

Financial Condition

Total assets at September 30, 2013 increased 10.1% or $561.4 million from September 30, 2012, due to the acquisition of Fidelity and organic loan growth.  Portfolio loans increased $483.6 million or 14.4% from September 30, 2012, with $319.2 million from western Pennsylvania, which includes the Fidelity-acquired loans.  The remaining $164.4 million increase in net loan outstandings, a 4.3% organic growth rate year-over-year, came from other WesBanco markets as loan originations outpaced loan repayments. Total loans grew $148.8 million or 4.0% from December 31, 2012, as a result of a 40.1% growth in loan originations in the first nine months of 2013 compared to originations in the same period in 2012. In addition, total loan commitments increased 10.8% year-to-date in 2013.  Deposits increased $572.2 million or 12.8% from September 30, 2012, with $403.6 million from the western Pennsylvania region.  Total assets at September 30, 2013 increased 1.0% compared to 2012 year-end, as loan growth was funded with maturing securities and increases in deposits.

WesBanco has continued to maintain strong regulatory capital ratios.  At September 30, 2013, tier I leverage was 9.27%, tier I risk-based capital was 13.08%, and total risk-based capital was 14.23%, which were similar to or slightly improved from year end.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized BASEL III capital standards.  Total tangible equity to tangible assets (non-GAAP measure) was 7.13% at September 30, 2013, about the same as a year ago, and up from 6.77% at year-end, despite lower other comprehensive income (“OCI”) from lower securities valuations and increased assets.  Strong earnings and improved total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.20 per share, six times over the last two and a half years, cumulatively representing a 43% increase.

Credit Quality

Credit quality has continued to improve over the past year.  Total non-performing loans at September 30, 2013 were $53.6 million or 1.40% of total loans, which represents a 9.3% decrease from $59.1 million or 1.76% at September 30, 2012.  Criticized and classified loans decreased 28.4% over the last twelve months to $141.3 million, or 3.68% of total loans at September 30, 2013 from $197.4 million and 5.89% last year.  The decreases in non-performing loans and criticized and classified loans included the effect of a third quarter 2013 sale of classified loans with a carrying value of $9.4 million, of which $7.3 million were non-performing.

Net charge-offs for the third quarter of 2013 were $5.8 million, or 0.60% of average portfolio loans, and $11.3 million or 0.30% for the year-to-date period, compared to net charge-offs of $4.6 million or 0.54% for the third quarter of 2012, and $18.0 million or 0.55% for the first nine months of 2012.  The third quarter of 2013 includes charges-offs related to the loan sale of $3.5 million which were mostly covered by existing reserves.

As a result of an improvement in all measures of credit quality, the provision for credit losses was $2.8 million for the third quarter of 2013, compared to $4.5 million for the same quarter in 2012, and $5.9 million year-to-date compared to $16.6 million last year.  The third quarter provision increased $1.8 million from the second quarter of 2013 due primarily to loan growth, increases in one smaller loan specific reserve and the impact on applicable historical loss rates of charge-offs related to the loan sales in the current quarter.  The allowance for loan losses represented 1.23% of total portfolio loans at the end of the third quarter 2013 compared to 1.59% last year.

Net Interest Income

Net interest income increased $4.4 million or 10.6% in the third quarter of 2013 compared to the same quarter for 2012, due to a 9.8% increase in average earning assets, primarily through increased average loan balances, both organic and from the Fidelity acquisition.  Year-to-date, net interest income increased $13.2 million or 10.5% from last year.  In addition, the net interest margin increased slightly to 3.52% in the third quarter of 2013, from 3.51% last year.  Year-to-date the margin was 3.58% compared to 3.53% in 2012. The year-to-date margin improvement was due to lower funding costs resulting from a 37.4% average reduction in higher rate FHLB advances and other borrowings, primarily through maturities, a 12.7% increase in total average deposits, with 85.4% of the increase from lower cost demand, money market or savings accounts and the repricing at lower rates of maturing CDs. Accretion of the purchase accounting adjustments for loans, CDs and borrowings acquired with the Fidelity merger also improved the net interest margin by 10 basis points year-to-date.

Non-Interest Income and Non-Interest Expense

Non-interest income for the quarter ended September 30, 2013 increased $1.2 million or 7.2% compared to the third quarter of 2012, and year-to-date the increase was $5.2 million or 10.9%.  Trust fees increased 10.9% for the quarter and 9.7% year-to-date, as assets under management continued to increase from customer development initiatives and overall market improvements. Total trust assets were up 8.2% year-over-year.  Net securities brokerage revenues increased 33.2% and 39.9%, respectively, for the quarter and year-to-date periods also due to the new business initiatives.  Service charges on deposits and electronic banking fees also continued to grow in the third quarter. Net gains on sales of mortgage loans increased 16.0% year-to-date but decreased in the third quarter due to mortgages being retained during the quarter. Securities gains were lower due to reduced portfolio restructuring compared to prior periods as interest rates increased.

Non-interest expense increased $3.2 million or 8.8% for the 2013 third quarter compared to the third quarter of 2012, and $11.7 million or 10.8% for the first nine months of 2013, partially due to recurring expenses related to operating 13 additional branches acquired in the Fidelity acquisition.  Most of the back-office and other administrative savings targeted to be obtained from the merger were accomplished by the end of the second quarter. Salaries and wages increased 11.7% for the third quarter and year-to-date periods compared to the same periods in 2012, due to routine annual adjustments to compensation, increased commissions on higher loan originations and brokerage revenue and an increase in full-time equivalent employees (“FTEs”) of 96, primarily from the Fidelity acquisition.  Employee benefit expenses increased primarily from increased pension expense and payroll taxes. Marketing costs were higher compared to 2012 due to additional marketing initiatives during 2013.  Lower merger-related costs benefited both the quarter and the year-to-date period of 2013.

Financial Results Conference Call

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the third quarter of 2013 on Wednesday, October 23, 2013, at 11:00 a.m. E.D.T.  Callers wishing to participate should access the call by dialing (800) 870-4263 or +1 (412) 317-0790 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site at www.wesbanco.com or by registering at http://www.videonewswire.com/event.asp?id=96267.  Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $6.1 billion, operating through 118 branch locations and 104 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2012 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, respectively, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Fidelity may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Fidelity may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2013	2012	% Change	2013	2012	% Change
Loans, including fees	$ 43,678	$ 41,423	5.44%	$ 131,706	$ 124,345	5.92%
Interest and dividends on securities:
Taxable	7,226	7,722	(6.42%)	22,015	24,784	(11.17%)
Tax-exempt	3,355	3,113	7.77%	9,748	9,270	5.16%
Total interest and dividends on securities	10,581	10,835	(2.34%)	31,763	34,054	(6.73%)
Other interest income	58	30	93.33%	165	115	43.48%
Total interest and dividend income	54,317	52,288	3.88%	163,634	158,514	3.23%
Interest expense
Interest bearing demand deposits	369	397	(7.05%)	1,035	1,132	(8.57%)
Money market deposits	345	487	(29.16%)	1,023	1,786	(42.72%)
Savings deposits	128	202	(36.63%)	395	697	(43.33%)
Certificates of deposit	5,597	6,450	(13.22%)	17,626	20,050	(12.09%)
Total interest expense on deposits	6,439	7,536	(14.56%)	20,079	23,665	(15.15%)
Federal Home Loan Bank borrowings	291	1,020	(71.47%)	900	3,684	(75.57%)
Other short-term borrowings	651	1,169	(44.31%)	1,900	3,503	(45.76%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	805	869	(7.36%)	2,506	2,598	(3.54%)
Total interest expense	8,186	10,594	(22.73%)	25,385	33,450	(24.11%)
Net interest income	46,131	41,694	10.64%	138,249	125,064	10.54%
Provision for credit losses	2,819	4,497	(37.31%)	5,942	16,602	(64.21%)
Net interest income after provision for credit losses	43,312	37,197	16.44%	132,307	108,462	21.98%
Non-interest income
Trust fees	4,854	4,379	10.85%	14,694	13,390	9.74%
Service charges on deposits	4,650	4,362	6.60%	13,309	12,574	5.85%
Electronic banking fees	3,124	2,846	9.77%	9,186	8,529	7.70%
Net securities brokerage revenue	1,506	1,131	33.16%	4,644	3,319	39.92%
Bank-owned life insurance	911	891	2.24%	3,739	2,646	41.31%
Net gains on sales of mortgage loans	745	993	(24.97%)	2,157	1,860	15.97%
Net securities (losses) / gains	(15)	316	(104.75%)	687	1,711	(59.85%)
Net gain / (loss) on other real estate owned and other assets	8	(48)	116.67%	63	(298)	121.14%
Other income	1,333	1,092	22.07%	3,857	3,447	11.89%
Total non-interest income	17,116	15,962	7.23%	52,336	47,178	10.93%
Non-interest expense
Salaries and wages	16,480	14,758	11.67%	48,079	43,028	11.74%
Employee benefits	5,323	5,000	6.46%	17,481	15,538	12.50%
Net occupancy	2,921	2,654	10.06%	8,943	8,133	9.96%
Equipment	2,692	2,300	17.04%	7,901	6,617	19.40%
Marketing	1,585	795	99.37%	4,015	3,282	22.33%
FDIC insurance	916	951	(3.68%)	2,806	2,962	(5.27%)
Amortization of intangible assets	556	519	7.13%	1,742	1,580	10.25%
Restructuring and merger-related expense	36	1,518	(97.63%)	1,265	1,518	(16.67%)
Other operating expenses	9,500	8,295	14.53%	28,024	25,880	8.28%
Total non-interest expense	40,009	36,790	8.75%	120,256	108,538	10.80%
Income before provision for income taxes	20,419	16,369	24.74%	64,387	47,102	36.70%
Provision for income taxes	4,884	3,463	41.03%	15,815	10,208	54.93%
Net Income	$ 15,535	$ 12,906	20.37%	$ 48,572	$ 36,894	31.65%

Taxable equivalent net interest income	$ 47,938	$ 43,370	10.53%	$ 143,498	$ 130,056	10.34%

Per common share data
Net income per common share - basic	$ 0.53	$ 0.48	10.42%	$ 1.66	$ 1.38	20.29%
Net income per common share - diluted	$ 0.53	$ 0.48	10.42%	$ 1.66	$ 1.38	20.29%
Dividends declared	$ 0.20	$ 0.18	11.11%	$ 0.58	$ 0.52	11.54%
Book value (period end)				$ 25.10	$ 24.73	1.50%
Tangible book value (period end) (1)				$ 14.13	$ 14.17	(0.28%)
Average common shares outstanding - basic	29,325,128	26,664,882	9.98%	29,260,967	26,646,719	9.81%
Average common shares outstanding - diluted	29,412,458	26,672,849	10.27%	29,328,305	26,651,322	10.04%
Period end common shares outstanding	29,350,061	26,665,519	10.07%	29,350,061	26,665,519	10.07%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2013	2012	% Change

Return on average assets	1.07%	0.89%	20.22%
Return on average equity	8.91	7.61	17.08
Return on average tangible equity (1)	16.35	13.87	17.88
Yield on earning assets (2)	4.21	4.44	(5.18)
Cost of interest bearing liabilities	0.77	1.08	(28.70)
Net interest spread (2)	3.44	3.36	2.38
Net interest margin (2)	3.58	3.53	1.42
Efficiency (1) (2)	60.76	60.38	0.63
Average loans to average deposits	75.11	74.07	1.40
Annualized net loan charge-offs/average loans	0.40	0.73	(45.21)
Effective income tax rate	24.56	21.67	13.34

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2013	2013	2013	2012	2012

Return on average assets	1.01%	1.12%	1.07%	0.87%	0.92%
Return on average equity	8.40	9.33	9.00	7.36	7.83
Return on average tangible equity (1)	15.34	17.04	16.72	13.16	14.09
Yield on earning assets (2)	4.13	4.20	4.31	4.27	4.37
Cost of interest bearing liabilities	0.73	0.77	0.81	0.93	1.03
Net interest spread (2)	3.40	3.43	3.50	3.34	3.34
Net interest margin (2)	3.52	3.56	3.64	3.50	3.51
Efficiency (1) (2)	61.45	60.25	60.59	62.67	59.45
Average loans to average deposits	76.16	75.27	73.86	74.40	74.95
Annualized net loan charge-offs/average loans	0.60	0.26	0.34	0.47	0.54
Effective income tax rate	23.92	26.63	22.88	21.09	21.16
Trust assets, market value at period end	$ 3,501,873	$ 3,440,666	$ 3,451,124	$ 3,238,556	$ 3,236,618

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	September 30,			December 31,	December 31, 2012
Assets	2013	2012	% Change	2012	to Sept. 30, 2013
Cash and due from banks	$ 140,234	$ 97,736	43.48%	$ 91,716	52.90%
Due from banks - interest bearing	5,405	18,675	(71.06)	33,889	(84.05)
Securities:
Available-for-sale, at fair value	933,455	993,754	(6.07)	1,021,244	(8.60)
Held-to-maturity (fair values of $607,215; $598,854 and $639,273, respectively)	602,588	559,156	7.77	602,509	0.01
Total securities	1,536,043	1,552,910	(1.09)	1,623,753	(5.40)
Loans held for sale	6,601	14,225	(53.60)	21,903	(69.86)
Portfolio loans:
Commercial real estate	1,867,782	1,717,241	8.77	1,858,345	0.51
Commercial and industrial	544,202	447,767	21.54	478,025	13.84
Residential real estate	879,703	684,016	28.61	793,702	10.84
Home equity	283,488	255,787	10.83	277,226	2.26
Consumer	261,363	248,155	5.32	280,464	(6.81)
Total portfolio loans, net of unearned income	3,836,538	3,352,966	14.42	3,687,762	4.03
Allowance for loan losses	(47,342)	(53,476)	11.47	(52,699)	10.17
Net portfolio loans	3,789,196	3,299,490	14.84	3,635,063	4.24
Premises and equipment, net	92,696	80,176	15.62	88,866	4.31
Accrued interest receivable	19,903	19,171	3.82	19,354	2.84
Goodwill and other intangible assets, net	321,972	281,570	14.35	324,465	(0.77)
Bank-owned life insurance	120,457	112,720	6.86	119,671	0.66
Other assets	105,853	100,286	5.55	120,037	(11.82)
Total Assets	$ 6,138,360	$ 5,576,959	10.07%	$ 6,078,717	0.98%

Liabilities
Deposits:
Non-interest bearing demand	$ 917,478	$ 760,308	20.67%	$ 874,923	4.86%
Interest bearing demand	870,319	784,748	10.90	831,368	4.69
Money market	858,422	778,121	10.32	847,805	1.25
Savings deposits	775,776	649,959	19.36	740,568	4.75
Certificates of deposit	1,638,447	1,515,076	8.14	1,649,620	(0.68)
Total deposits	5,060,442	4,488,212	12.75	4,944,284	2.35
Federal Home Loan Bank borrowings	59,918	91,617	(34.60)	111,187	(46.11)
Other short-term borrowings	124,179	186,886	(33.55)	142,971	(13.14)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,127	106,091	0.03	113,832	(6.77)
Total borrowings	290,224	384,594	(24.54)	367,990	(21.13)
Accrued interest payable	3,535	4,628	(23.62)	3,856	(8.32)
Other liabilities	47,471	40,203	18.08	48,403	(1.93)
Total Liabilities	5,401,672	4,917,637	9.84	5,364,533	0.69

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,350,061 shares; 26,667,739 shares and 29,214,660 shares issued, respectively;
29,350,061 shares; 26,665,519 shares and 29,214,660 shares outstanding, respectively	61,144	55,558	10.05	60,863	0.46
Capital surplus	244,352	192,159	27.16	241,672	1.11
Retained earnings	450,833	411,853	9.46	419,246	7.53
Treasury stock (0; 2,220 and 0 shares - at cost,
respectively)	-	(44)	(100.00)	-	-
Accumulated other comprehensive income (loss)	(18,442)	1,019	(1,909.81)	(6,365)	(189.74)
Deferred benefits for directors	(1,199)	(1,223)	1.96	(1,232)	2.68
Total Shareholders' Equity	736,688	659,322	11.73	714,184	3.15
Total Liabilities and Shareholders' Equity	$ 6,138,360	$ 5,576,959	10.07%	$ 6,078,717	0.98%

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	September 30,	June 30,
Assets	2013	2013	% Change
Cash and due from banks	$ 140,234	$ 69,645	101.36%
Due from banks - interest bearing	5,405	8,425	(35.85)
Securities:
Available-for-sale, at fair value	933,455	971,178	(3.88)
Held-to-maturity (fair values of $607,215 and $615,203, respectively)	602,588	608,761	(1.01)
Total securities	1,536,043	1,579,939	(2.78)
Loans held for sale	6,601	14,517	(54.53)
Portfolio Loans:
Commercial real estate	1,867,782	1,881,083	(0.71)
Commercial and industrial	544,202	542,071	0.39
Residential real estate	879,703	831,362	5.81
Home equity	283,488	280,368	1.11
Consumer	261,363	266,498	(1.93)
Total portfolio loans, net of unearned income	3,836,538	3,801,382	0.92
Allowance for loan losses	(47,342)	(50,381)	6.03
Net portfolio loans	3,789,196	3,751,001	1.02
Premises and equipment, net	92,696	91,894	0.87
Accrued interest receivable	19,903	19,248	3.40
Goodwill and other intangible assets, net	321,972	322,478	(0.16)
Bank-owned life insurance	120,457	119,546	0.76
Other assets	105,853	107,318	(1.37)
Total Assets	$ 6,138,360	$ 6,084,011	0.89%

Liabilities
Deposits:
Non-interest bearing demand	$ 917,478	$ 901,559	1.77%
Interest bearing demand	870,319	840,263	3.58
Money market	858,422	845,294	1.55
Savings deposits	775,776	775,248	0.07
Certificates of deposit	1,638,447	1,576,391	3.94
Total deposits	5,060,441	4,938,755	2.46
Federal Home Loan Bank borrowings	59,918	60,344	(0.71)
Other short-term borrowings	124,179	200,538	(38.08)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,127	106,118	0.01
Total borrowings	290,224	367,000	(20.92)
Accrued interest payable	3,535	3,516	0.54
Other liabilities	47,471	48,508	(2.14)
Total liabilities	5,401,672	5,357,779	0.82

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,350,061 shares and 29,282,412 shares issued, respectively;
29,350,061 and 29,282,412 shares outstanding, respectively	61,144	61,005	0.23
Capital surplus	244,352	242,640	0.71
Retained earnings	450,833	441,168	2.19
Treasury stock ( 0 and 0 shares - at cost)	-	-	-
Accumulated other comprehensive income (loss)	(18,442)	(17,329)	(6.42)
Deferred benefits for directors	(1,199)	(1,252)	4.23
Total Shareholders' Equity	736,688	726,232	1.44
Total Liabilities and Shareholders' Equity	$ 6,138,360	$ 6,084,011	0.89%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 19,132	0.21%	$ 23,504	0.17%	$ 35,918	0.22%	$ 28,407	0.23%
Loans, net of unearned income (1)	3,814,710	4.54%	3,327,666	4.95%	3,742,840	4.70%	3,275,987	5.07%
Securities: (2)
Taxable	1,165,023	2.48%	1,226,207	2.52%	1,188,633	2.47%	1,268,739	2.60%
Tax-exempt (3)	395,705	5.22%	326,722	5.86%	378,684	5.28%	318,210	5.98%
Total securities	1,560,728	3.18%	1,552,929	3.22%	1,567,317	3.15%	1,586,949	3.28%
Other earning assets	12,838	1.50%	18,904	0.42%	16,164	0.88%	20,448	0.44%
Total earning assets (3)	5,407,408	4.13%	4,923,003	4.37%	5,362,239	4.21%	4,911,791	4.44%
Other assets	710,760		633,380		723,014		642,838
Total Assets	$ 6,118,168		$ 5,556,383		$ 6,085,253		$ 5,554,629

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 856,745	0.17%	$ 753,966	0.21%	$ 855,009	0.16%	$ 736,144	0.21%
Money market accounts	843,520	0.16%	768,527	0.25%	845,960	0.16%	775,192	0.31%
Savings deposits	773,432	0.07%	649,231	0.12%	766,574	0.07%	633,829	0.15%
Certificates of deposit	1,628,335	1.36%	1,511,330	1.70%	1,625,312	1.45%	1,543,703	1.73%
Total interest bearing deposits	4,102,032	0.62%	3,683,054	0.81%	4,092,855	0.66%	3,688,868	0.86%
Federal Home Loan Bank borrowings	60,135	1.92%	119,464	3.40%	65,321	1.84%	142,734	3.45%
Other borrowings	157,328	1.64%	195,109	2.38%	146,632	1.73%	195,810	2.39%
Junior subordinated debt	106,123	3.01%	106,087	3.26%	108,181	3.10%	106,079	3.27%
Total interest bearing liabilities	4,425,618	0.73%	4,103,714	1.03%	4,412,989	0.77%	4,133,491	1.08%
Non-interest bearing demand deposits	906,638		756,782		890,456		734,248
Other liabilities	52,450		40,221		52,564		39,241
Shareholders' equity	733,462		655,666		729,244		647,649
Total Liabilities and Shareholders' Equity	$ 6,118,168		$ 5,556,383		$ 6,085,253		$ 5,554,629
Taxable equivalent net interest spread		3.40%		3.34%		3.44%		3.36%
Taxable equivalent net interest margin		3.52%		3.51%		3.58%		3.53%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $1.0 million for the three months ended September 30, 2013 and 2012, and $3.0 million and $3.1 million for the nine months ended September 30, 2013 and 2012, respectively.
Additionally, loan accretion included in interest income on acquired Fidelity loans was $0.4 million for the three months ended September 30, 2013 and $2.3 million for the nine months ended September 30, 2013, while accretion on acquired Fidelity interest bearing liabilities was $0.4 million for the three months ended September 30, 2013 and $1.4 million for the nine months ended September 30, 2013.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2013	2013	2013	2012	2012
Loans, including fees	$ 43,678	$ 43,753	$ 44,276	$ 42,311	$ 41,423
Interest and dividends on securities:
Taxable	7,226	7,357	7,433	7,677	7,722
Tax-exempt	3,355	3,264	3,127	3,129	3,113
Total interest and dividends on securities	10,581	10,621	10,560	10,806	10,835
Other interest income	58	50	56	55	30
Total interest and dividend income	54,317	54,424	54,892	53,172	52,288
Interest expense
Interest bearing demand deposits	369	365	301	395	397
Money market deposits	345	338	339	397	487
Savings deposits	128	127	141	168	202
Certificates of deposit	5,597	5,881	6,148	6,321	6,450
Total interest expense on deposits	6,439	6,711	6,929	7,281	7,536
Federal Home Loan Bank borrowings	291	289	319	789	1,020
Other short-term borrowings	651	627	623	976	1,169
Junior subordinated debt owed to unconsolidated subsidiary trusts	805	808	893	840	869
Total interest expense	8,186	8,435	8,764	9,886	10,594
Net interest income	46,131	45,989	46,128	43,286	41,694
Provision for credit losses	2,819	1,021	2,102	3,272	4,497
Net interest income after provision for credit losses	43,312	44,968	44,026	40,014	37,197
Non-interest income
Trust fees	4,854	4,823	5,018	4,655	4,379
Service charges on deposits	4,650	4,462	4,197	4,565	4,362
Electronic banking fees	3,124	3,195	2,866	2,807	2,846
Net securities brokerage revenue	1,506	1,641	1,497	1,284	1,131
Bank-owned life insurance	911	880	1,949	870	891
Net gains on sales of mortgage loans	745	701	712	1,015	993
Net securities (losses) / gains	(15)	686	16	752	316
Net gain / (loss) on other real estate owned and other assets	8	101	(46)	(7)	(48)
Other income	1,333	1,235	1,287	1,656	1,092
Total non-interest income	17,116	17,724	17,496	17,597	15,962
Non-interest expense
Salaries and wages	16,480	15,772	15,826	15,885	14,758
Employee benefits	5,323	5,813	6,345	5,924	5,000
Net occupancy	2,921	2,830	3,192	2,771	2,654
Equipment	2,692	2,802	2,407	2,604	2,300
Marketing	1,585	1,624	805	953	795
FDIC insurance	916	919	971	937	951
Amortization of intangible assets	556	561	625	570	519
Restructuring and merger-related expense	36	51	1,178	2,370	1,518
Other operating expenses	9,500	9,127	9,398	9,567	8,295
Total non-interest expense	40,009	39,499	40,747	41,581	36,790
Income before provision for income taxes	20,419	23,193	20,775	16,030	16,369
Provision for income taxes	4,884	6,176	4,754	3,380	3,463
Net Income	$ 15,535	$ 17,017	$ 16,021	$ 12,650	$ 12,906

Taxable equivalent net interest income	$ 47,938	$ 47,747	$ 47,812	$ 44,971	$ 43,370

Per common share data
Net income per common share - basic	$ 0.53	$ 0.58	$ 0.55	$ 0.46	$ 0.48
Net income per common share - diluted	$ 0.53	$ 0.58	$ 0.55	$ 0.46	$ 0.48
Dividends declared	$ 0.20	$ 0.19	$ 0.19	$ 0.18	$ 0.18
Book value (period end)	$ 25.10	$ 24.80	$ 24.80	$ 24.45	$ 24.73
Tangible book value (period end) (1)	$ 14.13	$ 13.79	$ 13.74	$ 13.34	$ 14.17
Average common shares outstanding - basic	29,325,128	29,245,201	29,211,321	27,523,958	26,664,882
Average common shares outstanding - diluted	29,412,458	29,308,806	29,268,483	27,549,655	26,672,849
Period end common shares outstanding	29,350,061	29,282,412	29,214,018	29,214,660	26,665,519
Full time equivalent employees	1,462	1,478	1,448	1,507	1,366

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2013		2013		2013		2012		2012
Non-performing assets:
Troubled debt restructurings - accruing	$ 15,480		$ 19,269		$ 20,420		$ 24,281		$ 24,858
Non-accrual loans:
Troubled debt restructurings	12,920		15,655		17,106		15,001		9,449
Other non-accrual loans	25,240		27,414		25,620		24,371		24,841
Total non-accrual loans	38,160		43,069		42,726		39,372		34,290
Total non-performing loans	53,640		62,338		63,146		63,653		59,148
Other real estate and repossessed assets	5,184		5,007		5,147		5,988		3,951
Total non-performing assets	$ 58,824		$ 67,345		$ 68,293		$ 69,641		$ 63,099

Past due loans (1):
Loans past due 30-89 days	$ 15,611		$ 15,792		$ 14,507		$ 22,543		$ 17,332
Loans past due 90 days or more	3,043		3,594		4,345		5,294		3,560
Total past due loans	$ 18,654		$ 19,386		$ 18,852		$ 27,837		$ 20,892

Criticized and classified loans (2):
Criticized loans	$ 76,442		$ 78,457		$ 84,146		$ 86,777		$ 102,792
Classified loans	64,857		80,621		83,988		85,960		94,613
Total criticized and classified loans	$ 141,299		$ 159,078		$ 168,134		$ 172,737		$ 197,405

Loans past due 30-89 days / total loans	0.41%		0.42%		0.39%		0.61%		0.52%
Loans past due 90 days or more / total loans	0.08		0.09		0.12		0.14		0.11
Non-performing loans / total loans	1.40		1.64		1.71		1.73		1.76
Non-performing assets/total loans, other
real estate and repossessed assets	1.53		1.77		1.85		1.89		1.88
Criticized and classified loans / total loans	3.68		4.18		4.56		4.68		5.89

Allowance for loan losses
Allowance for loan losses	$ 47,342		$ 50,381		$ 51,664		$ 52,699		$ 53,476
Provision for credit losses	2,819		1,021		2,102		3,272		4,497
Net loan and deposit account overdraft charge-offs	5,804		2,433		3,032		4,124		4,566

Annualized net loan charge-offs /average loans	0.60%		0.26%		0.34%		0.47%		0.54%
Allowance for loan losses / portfolio loans	1.23%		1.33%		1.40%		1.43%		1.59%
Allowance for loan losses / non-performing loans	0.88	x	0.81	x	0.82	x	0.83	x	0.90	x
Allowance for loan losses / non-performing loans and
loans past due	0.65	x	0.62	x	0.63	x	0.59	x	0.67	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2013		2013		2013		2012		2012
Capital ratios
Tier I leverage capital	9.27%		9.13%		8.92%		9.34%		9.11%
Tier I risk-based capital	13.08		12.85		12.88		12.82		13.20
Total risk-based capital	14.23		14.08		14.13		14.07		14.45
Average shareholders' equity to average assets	11.99		12.05		11.91		11.87		11.80
Tangible equity to tangible assets (3)	7.13		7.01		6.97		6.77		7.13

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2013	2013	2013	2012	2012	2013	2012
Return on average tangible equity:
Net income (annualized)	$ 61,634	$ 68,256	$ 64,974	$ 50,325	$ 51,345	$ 64,941	$ 49,282
Plus: amortization of intangibles (annualized) (1)	1,434	1,464	1,647	1,473	1,342	1,514	1,372
Net income before amortization of intangibles (annualized)	63,068	69,720	66,621	51,798	52,687	66,455	50,654

Average total shareholders' equity	733,462	731,935	722,211	683,694	655,666	729,244	647,649
Less: average goodwill and other intangibles	(322,209)	(322,717)	(323,662)	(290,054)	(281,820)	(322,857)	(282,334)
Average tangible equity	411,253	409,218	398,548	393,640	373,846	406,387	365,315

Return on average tangible equity	15.34%	17.04%	16.72%	13.16%	14.09%	16.35%	13.87%

Net Income, excluding restructuring and merger-related expenses per diluted share:
Net income	$ 15,535	$ 17,017	$ 16,021	$ 12,650	$ 12,906	$ 48,572	$ 36,894
Add: Restructuring and merger-related expenses, net of tax (1)	23	33	766	1,541	987	822	987
Net income, excluding restructuring and merger-related expenses	$ 15,558	$ 17,050	$ 16,787	$ 14,191	$ 13,893	$ 49,394	$ 37,881

Average common shares outstanding - diluted	29,412,458	29,308,806	29,268,483	27,549,655	26,672,849	29,328,305	26,646,719

Net income, excluding restructuring and merger-related expense per diluted share	$ 0.53	$ 0.58	$ 0.57	$ 0.52	$ 0.52	$ 1.68	$ 1.42

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2013	2013	2013	2012	2012
Tangible book value:
Total shareholders' equity	$ 736,688	$ 726,232	$ 724,409	$ 714,184	$ 659,322
Less: goodwill and other intangible assets	(321,972)	(322,478)	(323,003)	(324,465)	(281,570)
Tangible equity	414,716	403,754	401,406	389,719	377,752

Common shares outstanding	29,350,061	29,282,412	29,214,018	29,214,660	26,665,519

Tangible book value	$ 14.13	$ 13.79	$ 13.74	$ 13.34	$ 14.17

Tangible equity to tangible assets:
Total shareholders' equity	$ 736,688	$ 726,232	$ 724,409	$ 714,184	$ 659,322
Less: goodwill and other intangible assets	(321,972)	(322,478)	(323,003)	(324,465)	(281,570)
Tangible equity	414,716	403,754	401,406	389,719	377,752

Total assets	6,138,360	6,084,011	6,085,448	6,078,717	5,576,959
Less: goodwill and other intangible assets	(321,972)	(322,478)	(323,003)	(324,465)	(281,570)
Tangible assets	5,816,388	5,761,533	5,762,445	5,754,252	5,295,389

Tangible equity to tangible assets	7.13%	7.01%	6.97%	6.77%	7.13%

Efficiency ratio:
Efficiency ratio is calculated by dividing non-interest expense less restructuring and merger related expenses by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(1) Tax effected at 35%.